                                                                    EXHIBIT 99.1
JOINT PRESS RELEASE
GOLDEN STAR RESOURCES LTD.
GUYANOR RESSOURCES S.A.

  Restatement of Mineralized Inventories at the Paul Isnard Project in French
     Guiana Denver, Colorado and Cayenne, French Guiana - August 14, 1998

Golden Star Resources Ltd. (Golden Star) and its approximately 71% owned public French subsidiary, Guyanor Ressources S.A. (Guyanor), have completed an internal review of the mineralized inventory estimates for the Paul Isnard project in French Guiana, which were made public in February. The review has identified inappropriate parameters used in the mineralized inventory estimations which led to an over estimation of open pit mineralized inventories and to a much lesser degree geologic inventories. A new estimate has been prepared using more appropriate parameters and is currently being independently reviewed by SRK Consulting (SRK), an international consulting firm specializing in engineering and applied science. The following table compares the results of the new estimates with the February estimates.

  TABLE 1. PAUL ISNARD PROJECT, FRENCH GUINEA - MONTAGNE D'OR MINERALIZED
           INVERNTORIES, COMPARISON OF FEBRUARY AND AUGUST 1998 ESTIMATES

-------------------------------------------------------------------------------
WHITTLE PIT MINERALIZED INVENTORIES          GEOLOGIC MINERALIZED INVENTORIES
-------------------------------------------------------------------------------
          Millions     Grade     Strip                 Millions     Grade
Estimate  tonnes       g Au/t    Ratio      Estimate   tonnes       g Au/t
--------  --------     ------    -----      --------   ---------    ------
Feb-98      16.3         2.5      6:1         May-98      28.6        2.0
Aug-98       4.6         2.6      6:1         Aug-98      34.7        1.4
-------------------------------------------------------------------------------

----------------------------------------------------------------------
ESTIMATE ASSUMPTIONS
          Gold         Pit Slope     Mining     Mining Cost   Milling
Estimate  Price           degrees    Dilution     /t Milled    Cost /t
--------  -----        ----------    --------   -----------   --------
Feb-98    $350             48            0%      $    10.50   $  11.50
Aug-98    $350             55           10%      $     7.70   $   9.30
----------------------------------------------------------------------


Principal Differences between the August and February Estimates
---------------------------------------------------------------

In general, the revised, August 1998 estimate represents a more conservative view of the Montagne d'Or deposit taking into consideration the overall confidence in the geologic model and grade estimations given the wide spaced drilling on the project. Following are the principal differences between the August and February estimates.

 . In the February model, the influence of assay values were extrapolated over distances up to 400 meters in order to fill out the block model, given the wide spaced drilling at Montagne d' Or (nominally 200 meter centers over a strike of approximately 3 kilometers). The new estimate makes use of a modified approach, which more reasonably restricts the influence of higher grade assay values in the deposit and as a result reduces the volume of higher grade material, especially material lower in the deposit, that led to deeper pits and consequentially greater mineable tonnages in the February estimate.

JOINT PRESS RELEASE - GOLDEN STAR AND GUYANOR ANNOUNCE RESTATEMENT OF MINERALIZED INVENTORIES AT THE PAUL ISNARD PROJECT IN FRENCH GUIANA AUGUST 14, 1998
PAGE TWO


 . The revised August estimate uses a more conservative estimate of waste rock in determining total waste and the resulting strip ratio. A higher waste rock density factor of 2.65 was used in the August estimate while a lower density factor of 2.4 was used in the February estimate, which resulted in an underestimation of total waste tonnage in the February estimate.

 . With respect to the geologic mineralized inventory estimates, the primary difference between the August and February estimate is grade related, with average model grades of 1.4 g Au/t and 2.0 g Au/t respectively. Again the difference is accounted for by restricting the influence of higher grade values horizontally, or along the strike of the deposit. The August estimate reflects the wide spaced drilling at Montagne d'Or and the need for additional infill drilling to be able to more accurately model the grade distribution within the deposit. Only more drilling will allow greater confidence in grade continuity.

 .  The February estimate was prepared by Golden Star's technical staff. The
   August open pit and geologic mineralized inventory estimates for Paul Isnard have been prepared with the involvement of Guyanor's senior technical staff and are currently being independently reviewed by SRK.

Fundamentally, the August estimates more appropriately reflect the wide spacing of drill hole information over a 3 kilometer strike length and, based on the limited current information, represents a more realistic view of the Montagne d'Or deposit. At the same time and despite the restatement, the potential of the Montagne d'Or deposit remains under explored. Three core drilling campaigns have defined a mineralized system over a minimum strike length of 3 kilometers and to a minimum depth of 200 meters. The geology of the deposit is becoming better understood and the drilling completed to date has provided strong evidence of geologic continuity in the system. As recently reported, ongoing geophysical surveys and core drilling have only made the geologic model more robust by identifying sulfide targets that have been intersected in drill core and are consistent with the geologic model. The geologic understanding of Montagne d'Or provides a solid foundation for infill drilling over the known strike of the deposit as well as continued exploration along strike of Montagne d'Or and elsewhere in the large Paul Isnard project area.

Effects of the Paul Isnard Restatement on Golden Star and Guyanor
-----------------------------------------------------------------

The restatement of the Paul Isnard open pit and geologic mineralized inventories impact both Golden Star and Guyanor's attributable mineralized inventories. The impact of the Paul Isnard restatement on Golden Star's total attributable reserves and open pit inventories is a reduction of 8.2 million tonnes, from
51.9 million tonnes grading 1.9 g Au/t in May to 43.7 million tonnes grading 1.8 g Au/t. For Guyanor, the Paul Isnard restatement results in a reduction in attributable open pit mineralized inventory tonnage of 11.7 million tonnes, from
26.1 million tonnes grading 2.4 g Au/t to 14.6 million tonnes grading 2.3 g Au/t. Geologic inventories for both companies remain little changed with increased tonnages offset by decreased average grades.

JOINT PRESS RELEASE - GOLDEN STAR AND GUYANOR ANNOUNCE RESTATEMENT OF MINERALIZED INVENTORIES AT THE PAUL ISNARD PROJECT IN FRENCH GUIANA AUGUST 14, 1998
PAGE THREE


In considering the total gold reserves and mineralized inventories attributable to Golden Star and Guyanor in the Americas it should be noted that reserve and mineralized inventory estimates for Gross Rosebel, Andorinhas, Yaou and Dorlin have all been prepared in conjunction with our various joint venture partners and reviewed by outside consultants. The estimates for the Michel zone at St-Elie will be reviewed internally over the course of the next 30 days, followed by an independent review by outside consultants.

Corrective Actions to be Taken
------------------------------

As a result of the restatement of the mineralized inventories at Paul Isnard, a full review of the Company's technical management structure, policies and procedures for mineralized inventory and reserve estimation is underway. Appropriate action will be taken following completion of the review, which is scheduled to be completed in the next 30 days. In the mean time, Golden Star's recently appointed Manager of Mining Geology will have direct access to Golden Star's senior management and will be responsible for reviewing and approving all future estimates of mineralized inventories and reserves prior to independent review by outside experts.

David Fennell, President of Golden Star and Guyanor, commented, "Golden Star and Guyanor have for some time been considered among the most competent and professional exploration organizations in the business. The problems found in our February estimates for Paul Isnard show that we have had a kink in our armor. The weak link is not to be found in Guyanor's technical staff or our exploration and understanding of the geology of Montagne d'Or. The weak link was in the block modeling exercise conducted in February. We recently appointed a Manager of Mining Geology to strengthen our geologic modeling and reserve and
resource estimation capabilities.   It was the implementation of this policy
that led to the recognition that our previous estimation parameters for Paul Isnard were not appropriate given the wide spaced drilling information over the deposit. We have taken immediate, proactive measures to revise the February estimate. We are also undertaking a full internal review of our policies, procedures and management structure with respect to geologic modeling and resource estimation. Our current estimate only reflects what we now know of Montagne d'Or. We are more confident than ever that further exploration will prove our continued enthusiasm for the project warranted, given the quality of our people in French Guiana, the geologic setting at Paul Isnard and the positive results of our ongoing geophysical and core drilling programs."

The Paul Isnard project, which includes the Paul Isnard and Eau Blanche areas, covers approximately 250 square kilometers. Of this area, approximately 150 square kilometers are held by SOTRAPMAG, a wholly owned subsidiary of Guyanor, in the form of mining concessions, which give SOTRAPMAG the right to mine on the concessions. The remaining 100 square kilometers are held in the form of French "B" type exploration permits which give SOTRAPMAG the right to explore and can, if a commercially exploitable deposit is demonstrated, be converted to
exploitation permits.   SOTRAPMAG currently holds an approximate 87% interest in
the Paul Isnard projects, with the remainder held by LaSource Developpement S.A.S. (LaSource) under a pre-existing joint venture agreement.

JOINT PRESS RELEASE - GOLDEN STAR ANDGUYANOR ANNOUNCE RESTATEMENT OF MINERALIZED INVENTORIES AT THE PAUL ISNARD PROJECT IN FRENCH GUIANA
AUGUST 14, 1998
PAGE FOUR


Golden Star is a gold and diamond exploration company which holds a 30% equity interest in the Omai gold mine in Guyana, one of the largest gold mines in South America. Golden Star also holds significant gold and diamond exploration interests in South America and Africa. Golden Star currently has approximately
30.3 million shares outstanding, approximately US$11 million in cash and no debt. The Company is listed on the Toronto Stock Exchange (under the symbol "GSC") and the American Stock Exchange (under the symbol "GSR").

Guyanor is a French exploration company in which Golden Star Resources Ltd. is the majority shareholder. Guyanor operates exclusively in the French Department of Guyane (French Guiana) and is focused on the identification, exploration and development of significant mineral deposits, principally gold and diamonds. Guyanor currently holds interests in the St-Elie, Yaou, Dorlin, and Paul Isnard gold properties as well as the Dachine diamond property. Guyanor is listed on the Toronto Stock Exchange under the symbol GRL.B and on Le Nouveau Marche of the Paris Bourse under the symbol, GUYN.

The above forward-looking statements involve risks and uncertainties including those relating to exploration, the establishment of reserves, potential mine development and the recovery of any reserves. Please refer to a discussion of these and other factors in Golden Star's 10-K, 10-Q and other Securities and Exchange Commission filings. The Whittle Pit mineralized inventories mentioned above do not qualify as reserves and have not been reported as such. They were prepared only to give an idea of the portion of the geological inventories that could be exploited economically utilizing open pit mining methods through the application of certain economical and technical parameters in a mathematical algorithm. This estimation of resource will not qualify as a reserve until a more comprehensive evaluation based upon unit cost, grade, recoveries and other material factors is concluded. Consequently, there can be no assurance that the mineralized inventories within the Whittle Pits mentioned above will ever become ore reserves.

For further information, please contact:

GOLDEN STAR RESOURCES LIMITED
David A. Fennell                        RICHARD A. WINTERS
President & CEO                         Vice President Corporate Development
(303) 830-9000 or (800) 553-8436

GUYANOR RESSOURCES S.A.
Jean-Francois Sauvage
Managing Director
Cayenne, French Guiana
011-594-29-5440